UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2020, Amedisys Hospice, L.L.C., a wholly-owned subsidiary of Amedisys, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Golden Gate Ancillary LLC, as Seller, to acquire all of the issued and outstanding equity interests of Homecare Preferred Choice, Inc., a Delaware corporation, and its direct and indirect subsidiaries, including the entities comprising AseraCare Hospice (“AseraCare”) for a purchase price of $235 million in cash, inclusive of $32 million in payments related to the present value of the tax benefits created through the transaction, subject to customary purchase price adjustments at closing for working capital, cash indebtedness and transaction expenses. The Company will use a mix of cash on hand at the time of closing and funds drawn under the Company’s revolving credit facility to fund the purchase price of the acquisition. The Company will not use any of the funds received by the Company from the Public Health and Social Services Emergency Fund that was appropriated by Congress to the Department of Health and Human Services in the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act to fund the acquisition.

The Securities Purchase Agreement contains customary representations, warranties and covenants as well as indemnification provisions.

The transaction is subject to customary closing conditions and regulatory requirements. The parties expect to close the transaction on or around June 1, 2020.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Securities Purchase Agreement has been included to provide the Company’s stockholders with information regarding its terms. It is not intended to provide any other information about the Company, AseraCare or their respective subsidiaries and affiliates. The Securities Purchase Agreement contains representations and warranties by each of the parties. These representations and warranties were made solely for the benefit of the parties to the Securities Purchase Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (ii) may have been qualified in the Securities Purchase Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Securities Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Securities Purchase Agreement, (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material and (iv) may have been made only as of the date of the Securities Purchase Agreement or as of another date or dates as may be specified in the Securities Purchase Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, stockholders should not rely upon representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, AseraCare or their respective subsidiaries and affiliates.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On April 27, 2020, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Securities Purchase Agreement, dated as of April 23, 2020, by and between Amedisys Hospice, L.L.C. and Golden Gate Ancillary LLC

99.1	Press release dated April 27, 2020 (furnished only)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Immaterial schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President, Chief Executive Officer and Chairman of the Board

DATE: April 27, 2020